Exhibit 5.1

Gary R. Henrie

Attorney at Law

Licensed in Nevada

619 South 1040 East	Telephone: 307-200-9415
American Fork, UT 84003	e-mail: grhlaw@hotmail.com

September 17, 2021

GB Sciences, Inc.

3550 W. Teco Avenue

Las Vegas, Nevada 89118

Re:     GB Sciences, Inc., Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as securities counsel for GB Sciences, Inc., a Nevada corporation (the "Company"), for the purpose of issuing this opinion letter in connection with the registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the offering of 119,899,091 shares of the Company’s common stock by the Company upon the conversion of convertible debt and upon the exercise of warrants and options.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) the relevant convertible debt, warrant and option instruments; and (e) such statutes, records and other documents as I have deemed relevant.  In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof and the truthfulness of statements set forth in such documents.  In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinions hereinafter expressed.

Based upon the foregoing and upon receipt by the Company of the consideration for the shares specified in the resolutions of the board of directors calling for the issuance of the shares, I am of the opinion that the 119,899,091 shares of common stock to be issued by the Company pursuant to the relevant convertible debt, warrant and option instruments, will be validly issued, fully paid and nonassessable. This opinion is based on Nevada general corporate law, all applicable Nevada statutory provisions and reported judicial decisions interpreting these laws.

Very truly yours,

/s/ Gary R. Henrie

_______________________________________

Gary R. Henrie, Esq.

Exhibit 5.1

Gary R. Henrie

Attorney at Law

Licensed in Nevada

619 South 1040 East	Telephone: 307-200-9415
American Fork, UT 84003	e-mail: grhlaw@hotmail.com

I hereby consent to the use of my opinion in the body of the Registration Statement and as an Exhibit to the Registration Statement and to all references to myself under the caption Legal Matters in the Registration Statement.

Very truly yours,

/s/ Gary R. Henrie

_____________________________________

Gary R. Henrie, Esq.